UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2021

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39230	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Historic Decatur Road, San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed in the Current Report on Form 8-K filed on March 25, 2021 (the “Original Form 8-K”), on March 19, 2021, Nuvve Holding Corp. (formerly known as NB Merger Corp., “PubCo”) consummated the business combination contemplated by that certain merger agreement, dated as of November 11, 2020 and amended as of February 20, 2021, by and among Newborn Acquisition Corp. (“Newborn”), PubCo, Nuvve Merger Sub Inc., Nuvve Corporation and Ted Smith, an individual, as the representative of the stockholders of Nuvve Corporation.

As previously disclosed in the Original Form 8-K, PubCo’s common stock and warrants were deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by operation of paragraph (a) of Rule 12g-3 thereunder.

This Amendment to the Original Form 8-K (this “Amendment”) is being filed solely to revise the EDGAR form type of the Original Form 8-K in order to generate a new Exchange Act file number for PubCo as the successor to Newborn. The information set forth in the Original 8-K is incorporated by reference in this Amendment. This Amendment does not amend, modify, or update any disclosures contained in the Original Form 8-K to reflect any events occurring after the filing of the Original Form 8-K or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2021	NUVVE HOLDING CORP.

	By:	/s/ Gregory Poilasne
Gregory Poilasne
Chairman and Chief Executive Officer